SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2017

REX ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

366 Walker Drive

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 25, 2017, the Board of Directors (the “Board”) of Rex Energy Corporation (the “Company”) approved an amendment to the Company’s Amended and Restated Bylaws, as previously amended (the “Bylaws”), which is reflected in Amendment No. 2 to the Bylaws (“Amendment No. 2”). Amendment No. 2, which became effective immediately upon approval by the Board, amended Section 3.05 of the Bylaws to provide that, except as otherwise provided by the Delaware General Corporation Law, any director or the entire Board may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the shares of the then-outstanding capital stock of the Company entitled to vote at an election of directors. Section 3.05 of the Bylaws previously provided that, except as otherwise provided by a certificate of designations, any director or the entire Board could be removed from office at any time, with or without cause, by the affirmative vote of the holders of not less than 80% of the total voting power of all classes of the then-outstanding capital stock of the Company entitled to vote generally in the election of directors at a special meeting duly called for such purpose.

The foregoing summary of Amendment No. 2 is qualified in its entirety by reference to the text of Amendment No. 2, a copy of which is filed as Exhibit 3.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title

3.1	Amendment No. 2 to the Amended and Restated Bylaws of Rex Energy Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

By:	/s/ Jennifer L. McDonough
Jennifer L. McDonough
Sr. Vice President, General Counsel and Secretary

Dated: April 28, 2017

EXHIBIT INDEX

Exhibit Number	Exhibit Title

3.1	Amendment No. 2 to the Amended and Restated Bylaws of Rex Energy Corporation.